Exhibit 2
FORM OF WARRANT
To Subscribe for and Purchase Common Stock of
Wilsons The Leather Experts Inc.
     This Warrant (this “Warrant”) certifies, for value received,                     , a                      (herein called “Purchaser”), or its registered assigns is entitled to subscribe for and purchase from Wilsons The Leather Experts Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, at the price specified below (subject to adjustment as noted below) at any time from and after                     , 2007 to and including                     , 2012, the number of fully paid and nonassessable shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), as set forth in Section 1 below. This Warrant is issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of June 1, 2007, by and among the Company, the Purchaser, and the other purchasers set forth therein (the “Securities Purchase Agreement”).
The Exercise Price shall be $2.00 per share of Common Stock (subject to adjustment as noted below).
This Warrant is subject to the following provisions, terms and conditions:

1. Right to Purchase.
     (a) The Purchaser is entitled to purchase                      shares of Common Stock, subject to adjustment as provided in this paragraph 1(a). When any adjustment is required to be made to the Exercise Price pursuant to Section 5 below, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.
     (b) Notwithstanding paragraph 1(a) above, the Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant if the issuance of such shares of Common Stock would exceed the number of shares of Common Stock that the Company may issue to the Purchaser without breaching the Company’s obligations under the rules and regulations of the Nasdaq Global Select Market (as defined in the Securities Purchase Agreement) (the “Exchange Cap”), except the limitation shall not apply in the event that the Company (a) obtains the approval of its shareholders as required by the applicable rules of the Nasdaq Global Select Market for issuances in excess of the Exchange Cap or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Purchaser.
2. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise, in the form attached hereto, delivered to the Company by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the Exercise Price in lawful money of the United States. The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares of Common Stock as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding l0 days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.
3. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of Common Stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraphs 8 and 9 hereof.
4. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance as set forth above, be duly authorized and issued, fully paid and nonassessable and free of preemptive rights. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.
5. The above provisions are, however, subject to this paragraph 5. Notwithstanding anything in this paragraph 5 to the contrary, no change in the Exercise Price shall be made until the cumulative effect of the adjustments called for by this paragraph 5 since the date of the last change in the Exercise Price would change the Exercise Price by more than 1%. However, once the cumulative effect would result in such a change, then the Exercise Price shall be changed to reflect all adjustments called for by this paragraph 5 and not previously made. Subject to the foregoing, the Exercise Price shall be adjusted from time to time as set forth in this paragraph 5.
     If the occurrence of an event would cause the Exercise Price to be adjusted by more than one subsection of this Section 5, then the Exercise Price shall be adjusted once pursuant to the subsection that would provide the greatest dollar amount decrease in the Exercise Price.
     (a) Adjustments to Exercise Price for Consolidation, Merger, etc. In case of any consolidation or merger of the Company with any other entity (other than a wholly owned subsidiary of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall, prior to or at the time of such transaction, make appropriate provision or cause appropriate provision to be made so that the Purchaser shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such this Warrant could have been exercised immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. If in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to the Purchaser the right to elect the securities, cash or other assets for which this Warrant shall be exercisable after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election).
     (b) Adjustments to Exercise Price for Stock Splits, Reclassifications, and Certain Distributions. In case the Company shall:

               (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock;
               (ii) subdivide its outstanding Common Stock into a greater number of shares;
               (iii) combine the shares of its outstanding Common Stock into a smaller number of shares; or
               (iv) issue by reclassification of its Common Stock any shares of its capital stock, then in each such case the Exercise Price in effect immediately prior thereto shall be proportionately adjusted so that the Purchaser, upon any exercise of this Warrant, shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Company which the Purchaser would have owned or have been entitled to receive after the happening of such event had this Warrant, or any portion hereof, been exercised immediately prior to the record date for such event (or if no record date is established in connection with such event, the effective date for such action).
               An adjustment pursuant to this subparagraph (b) shall become effective immediately after the record date in the case of a stock dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.
     (c) Adjustments to Exercise Price for Diluting Issues.
               (i) Certain Definitions. For purposes of this paragraph 5, the following terms shall have the following meanings:
                    (A) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to paragraph 5(c)(ii) below (including shares of Common Stock subsequently reacquired or retired by the Company) after the date hereof.
                    (B) “Business Day” shall mean any day except Saturday, Sunday or federal legal holiday, and any other day on which the Trading Market (as defined below) is closed.
                    (C) “Convertible Security” shall mean any evidence of indebtedness, share or other security directly or indirectly convertible or exchangeable into or for Common Stock, excluding Options.
                    (D) “Option” shall mean any option, warrant, right or security to purchase or otherwise acquire Common Stock or Convertible Securities.

                    (E) “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
               (ii) Additional Shares of Common Stock Deemed to be Issued.
                    (A) If after the date hereof, the Company shall issue or sell any Options or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
                    (B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of this subparagraph 5(c), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this subparagraph (B) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (X) the Exercise Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (Y) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
                    (C) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of this subparagraph 5(c) (either because the consideration per share (determined pursuant to subparagraph 5(c)(iii)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Exercise Price then in effect and the then Current Market Price, or because such Option or Convertible Security was issued before the date hereof), are revised after the date hereof as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in subparagraph 5(c)(ii)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
                    (D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of subparagraphs 5(c)(iv) or (v), the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
                    (E) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Exercise Price provided for in this subparagraph 5(c)(ii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this subparagraph 5(c)(ii)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Exercise Price that would result under the terms of this subparagraph 5(c)(ii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exercise Price that such issuance or amendment took place at the time such calculation can first be made.
               (iii) Determination of Consideration. For purposes of this paragraph 5, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:
                    (A) Cash and Property: Such consideration shall:
                              (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

                              (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and
                              (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received for the Additional Shares of Common Stock, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors of the Company.
                    (B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph 5(c)(ii), relating to Options and Convertible Securities, shall be determined by dividing:
                              (1) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
                              (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
               (iv) Issues Below Current Market Price.
                    (A) In case the Company shall issue or sell or, or is deemed to have issued or sold pursuant to subparagraph 5(c)(ii) above, Additional Shares of Common Stock for consideration per share less than the average of the daily last sales price of the Common Stock on the Trading Market as reported by Bloomberg Financial Markets, or a comparable reporting service (the “Closing Price”) for the 10 consecutive Business Days ending on the Business Day immediately preceding the date of such issuance (the “Current Market Price”), then in each such case the Exercise Price in effect on such record date shall be adjusted in accordance with the formula:
               where

E1	=	the adjusted Exercise Price.
E	=	the current Exercise Price.
O	=
the number of shares of Common Stock outstanding on the Business Day immediately preceding the date of such issuance (for which purpose the shares of Common Stock outstanding shall be the sum of (1) the number of shares of Common Stock then outstanding, and (2) the number of shares of Common Stock into which any other outstanding securities of the Company are then issuable upon conversion, exercise or exchange of such securities other than the “Warrants” (as defined in the Securities Purchase Agreement)).

N	=	the number of Additional Shares of Common Stock issued, or deemed to have been issued.
P	=	the consideration per share of the Additional Shares of Common Stock issued or deemed to have been issued.
M	=	the Current Market Price per share of Common Stock on the date of such issuance.
                    (B) Such adjustment shall become effective immediately after the date of issuance, or deemed issuance, of such Common Stock.
(v) Issues Below Exercise Price.
                    (A) In case the Company shall issue or sell or, or is deemed to have issued or sold pursuant to subparagraph 5(c)(ii) above, Additional Shares of Common Stock for consideration per share less than the Exercise Price in effect immediately prior to the date of such issue, then in each such case the Exercise Price in effect on such issuance date shall be adjusted in accordance with the formula:
where

E1	=	the adjusted Exercise Price.
E	=	the current Exercise Price.
O	=
the number of shares of Common Stock outstanding on the Business Day immediately preceding the date of such issuance (for which purpose the shares of Common Stock outstanding shall be the sum of (1) the number of shares of Common Stock then outstanding, and (2) the number of shares of Common Stock into which any other outstanding securities of the Company are then issuable upon conversion, exercise or exchange of such securities other than the “Warrants” (as defined in the Securities Purchase Agreement)).

N	=	the number of Additional Shares of Common issued, or deemed to have been issued.
P	=	the consideration per share of the Additional Shares of Common Stock issued, or deemed to have been issued.
                    (B) Such adjustment shall become effective immediately after the date of issuance, or deemed issuance, of such Common Stock.
     (d) Adjustments to Exercise Price for Certain Distributions.
     (i) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its Indebtedness (as defined in the Securities Purchase Agreement) or assets (including securities, but excluding (A) any Options or Convertible Securities, and (B) any dividend or distribution paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in subparagraph 5(b) above), then in each such case the Exercise Price then in effect shall be adjusted as of the ex-dividend date for such dividend or distribution in accordance with the formula:
           where

E1	=	the adjusted Exercise Price.
E	=	the current Exercise Price.
M	=	the Current Market Price per share of Common Stock on the ex-dividend date for such distribution.
F	=	the amount of such cash dividend and/or the fair market value on such ex-dividend date of the assets, securities, rights or warrants to be distributed divided by the number of shares of Common Stock outstanding on such ex-dividend date. The Board of Directors of the Company shall determine in good faith such fair market value.

Notwithstanding the foregoing, in no event shall	M - F	be deemed to be less than zero.

M
     (ii) Such adjustment shall become effective immediately after the ex-dividend date with respect to such dividend or distribution.
     (e) All calculations of adjustments hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

     (f) In the event that at any time, as a result of an adjustment made pursuant to subparagraph (a) or (b) above, the Purchaser shall, upon any exercise of this Warrant, become entitled to receive securities, cash or assets other than Common Stock, the number or amount of such securities or property so receivable upon such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (a) through (d) above.
     (g) Whenever the Exercise Price is adjusted as herein provided, the Company shall send to each transfer agent for the Common Stock, and to the Trading Market, a statement signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or any Vice President of the Company and if required by the Trading Market by its Treasurer, its Secretary or its Assistant Secretary stating the adjusted Exercise Price determined as provided in this paragraph 5; and any adjustment so evidenced, given in good faith, shall be binding upon all shareholders and upon the Company. Whenever the Exercise Price is adjusted, the Company shall give prompt notice to the holder hereof by mail, setting forth the adjustment and the new Exercise Price. Notwithstanding the foregoing notice provisions, failure by the Company to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Company.
     (h) Whenever the Company shall propose to take any of the actions specified in subparagraphs (a) through (d) of this paragraph 5 which would result in any adjustment in the Exercise Price, the Company shall cause a notice to be mailed at least 10 days prior to the date on which the books of the Company will close or on which a record will be taken for such action to the holder of record of this Warrant on the date of such notice. Such notice shall specify the action proposed to be taken by the Company and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Company to give such notice or any defect in such notice shall not affect the validity of the transaction.
     (i) Notwithstanding any other provision of this paragraph 5, no adjustment in the Exercise Price need be made (A) for issuances of (1) Conversion Shares or Warrant Shares (as such terms are defined in the Securities Purchase Agreement) or (2) Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; (B) for issuances of shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock (as defined in the Securities Purchase Agreement); (C) for sales of Common Stock pursuant to a plan for reinvestment of dividends on Common Stock, provided that the purchase price in any such sale is at least equal to 95% of the market price of the Common Stock at the time of such sales; or (D) for sales of Common Stock pursuant to any plan adopted by the Company for the benefit of its employees or consultants, provided that such plan has been approved by the Company’s independent directors, or pursuant to any plan for the benefit of the Company’s directors, provided that such plan has been approved by the Company’s shareholders.

     (j) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this paragraph 5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of Common Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid; provided, however, that the members of the Board of Directors of the Company shall not be liable to the holders hereof for any such determination made in good faith.
     (k) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead the Company shall round such fraction of a share of Common Stock to the nearest whole share, except that if the fraction is one-half or greater, the Company shall round the fraction up to the nearest whole share.
6. As used herein, the term “Common Stock” shall mean and include the Company’s presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reclassification of the outstanding shares thereof, the stock, securities, cash or assets provided for in paragraph 5(a) above.
7. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.
8.
     (a) The holder of this Warrant acknowledges that neither this Warrant nor, as of the date of the original issuance of this Warrant, any of the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and that this Warrant or such shares of Common Stock may only be transferred in accordance with this paragraph 8. The holder of this Warrant, by acceptance hereof, represents that it has acquired this Warrant for investment and not with a view to distribution of this Warrant or the shares of Common Stock issuable upon exercise hereof within the meaning of the Act and the rules and regulations thereunder.
     (b) The holder realizes that the purchase of this Warrant is a speculative investment, and that the economic benefits which may be derived therefrom are uncertain. In determining whether or not to purchase the Warrant, the holder has relied solely upon the publicly-available materials filed by the Company with the Securities and Exchange Commission, copies of which have been reviewed by the Purchaser, and upon independent investigations made by the holder and its representatives.
     (c) The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant, in whole or in part, or transferring any shares of Common Stock issuable or issued upon the exercise hereof, if at the time of such transfer the shares of Common Stock are not covered by an effective registration statement under the Act, of such holder’s intention to do so. Such holder shall also provide the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed exercise or transfer of this Warrant or transfer of shares, if at the time of such transfer the shares are not covered by an effective registration statement under the Act, may be effected without registration or qualification under the Act and any applicable state securities laws. Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to exercise this Warrant in accordance with its terms, or to transfer this Warrant, or to transfer shares of Common Stock issuable or issued upon the exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer may be endorsed on this Warrant, if at the time of such transfer the shares are not covered by an effective registration statement under the Act, or the certificates for such shares. In the event of a proposed transfer of this Warrant, prior to the transfer the proposed transferee shall execute and deliver to the Company a warrant transfer letter in the form attached hereto.
9. Subject to the provisions of paragraph 8 hereof, this Warrant and all rights hereunder are transferable, without the prior approval of the Company, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.
10. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.
11. The Company covenants and agrees that the holder of this Warrant shall have the rights of a “Purchaser” under the Registration Rights Agreement, of even date herewith, by and among the Company, the Purchaser, and the other purchasers set forth therein, set forth in such agreement.
12.
     (a) In addition to and without limiting the rights of the holder of this Warrant under the terms of this Warrant, the holder of this Warrant shall have the right (the “Conversion Right”) to convert this Warrant or any portion thereof into shares of Common Stock as provided in this paragraph 12 at any time or from time to time prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as defined below) of the Converted Warrant Shares by the Market Price (as defined below) of a single share of Common Stock, determined in each case as of the Conversion Date (as hereinafter defined). The “Net Value” of the Converted Warrant Shares shall be determined by subtracting the aggregate Exercise Price of the Converted Warrant Shares from the aggregate Market Price of the Converted Warrant Shares. Notwithstanding anything in this paragraph 12 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall round such fraction of a share of Common Stock to the nearest whole share, except that if the fraction is one-half or greater, the Company shall round the fraction up to the nearest whole share.
     (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in subparagraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right and, in the case of a partial exercise, a new warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.
     (c) “Market Price” for purposes of this paragraph 12 shall mean, if the Common Stock is traded on a securities exchange, the closing price of the Common Stock on such exchange, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive Business Days prior to the Conversion Date. If at any time the Common Stock is not traded on an exchange, or otherwise traded in the over-the-counter market, the “market price” shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the Conversion Date, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within l5 days of the Conversion Date.
13. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the holder hereof for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder hereof and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the

Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
14. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law, not the law of conflicts, of the State of Minnesota.
(Signature Page Follows)

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of ___, 2007.

WILSONS THE LEATHER EXPERTS INC.

By

Its

RESTRICTION ON TRANSFER
     The securities evidenced hereby may not be transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may be lawfully made without registration under the Securities Act of 1933, as amended, and all applicable state securities laws or (ii) such registration.

ASSIGNMENT
(To Be Signed Only Upon Assignment)
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                   this Warrant, and appoints                                                               to transfer this Warrant on the books of Wilsons The Leather Experts Inc. with the full power of substitution in the premises.
Dated:
In the presence of:

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without any alteration or change whatsoever, and the signature must be guaranteed in the usual manner)

FORM OF WARRANT TRANSFER LETTER
To: Wilsons The Leather Experts Inc.
Ladies and Gentlemen:
     The undersigned is a proposed transferee of the warrant (the “Warrant”) to purchase                      shares of Common Stock, par value $0.01 (“Common Stock”), of Wilsons The Leather Experts Inc., a Minnesota corporation (the “Company”), currently registered in the name of                     . In order to induce the Company to consent to the transfer of the Warrant, the undersigned hereby represents, warrants and agrees as follows:
1.
The undersigned acknowledges that neither the Warrant nor **[any of the shares of Common Stock issuable upon exercise thereof] have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and that, accordingly, the Warrant **[and such shares of Common Stock] may only be transferred in accordance with the terms of paragraphs 8 and 9 of the Warrant.

1.	The undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act.

Signature

Address

Date

FORM OF EXERCISE NOTICE
To be Executed by the Holder of this Warrant if such Holder
Desires to Exercise this Warrant in Whole or in Part:
To: Wilsons The Leather Experts Inc. (the “Company”)
The undersigned
Please insert Social Security or other
identifying number of Purchaser:

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder,                                           shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $                                         , such payment being made as provided on the face of this Warrant.
In order to induce the Company to consent to the exercise of this Warrant, the undersigned hereby represents, warrants and agrees that neither this Warrant **[nor any of the shares of Common Stock issuable upon exercise hereof] have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and that, accordingly, this Warrant may be exercised [and the shares of Common Stock issued pursuant to this exercise] may only be transferred in accordance with the terms of paragraphs 8 and 9 of this Warrant.

The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:

Address:

Deliver to:

Address:

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Address:

Signature

(Signature must conform in all respects to the name of the holder as written specified on the face of this Warrant without any alteration or change whatsoever)

Dated: